Exhibit 10.68

ROBERT SULLIVAN CONSULTANT

This Agreement (the “"Agreement"") is entered into on June 30, 2011 by and between NATIONAL AUTOMATION SERVICES, INC., INC.  (Herein after referred to as “Client”) and Tribe Communications, Inc. (herein after referred to as “Consultant”).

CONDITIONS:

This Agreement will not take effect, and CONSULTANT will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to CONSULTANT (either by mail or facsimile copy).  CLIENT shall be truthful with CONSULTANT in regard to any relevant material regarding CLIENT, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice.

SCOPE AND DUTIES:

During the term of this Agreement, CONSULTANT will perform the following services for CLIENT:

2.1	DUTIES TO BE PERFORMED FOR CLIENT. During the term of this Agreement, CONSULTANT will perform the following services for CLIENT: RADIO/TELEVISION SERVICES:

a)
BROADCAST OF Four [4]·TWENTY FIVE [25] MINUTE RADIO INTERVIEWS Broadcast, Recording and production of 3 -25 MINUTE RADIO interviews. Archive, production and prep included; Interview to be “live” on "The Big Biz Show".

b)
BROADCAST OF One [1] TWENTY-FIVE [25] MINUTE TELEVISION INTERVIEWS Broadcast, Recording and production of 1 -25 MINUTE TELEVISION interview. Archive, production and prep included; Interview to be “live” on "The Big Biz Show".

c)
RE-BROADCAST OF TWENTY-ONE [21]··TWENTY FIVE [25] MINUTE RADIO ANDTELEVISION INTERVIEWS RE-Broadcast, Recording and production of TWENTY-ONE [21]-15 MINUTE radio interviews in markets outside "The Big Biz Show" current markets.

d)
"SHOUT OUT" CLAUSE: Additionally, if Client releases, to the public, a newsworthy event, client is eligible for a 5-10 minute, live- On-Air RADIO review of said press release or other newsworthy event within 24 hours of said release.

e)	ADVICE AND COUNSEL. ROBERT SULLIVAN, CONSULTANT will provide advice and counsel regarding Client's interview, content of broadcast and distribution of same.

GENERAL FINANCIAL PUBLIC RELATIONS SERVICES

•
Local/National News - Utilizing relationships throughout the U.S., CONSULTANT shall strategically introduce your company's achievements and newsworthy events to news organization such as FOX, ABC, CBS and NBC.   CONSULTANT contact the producers of television show that may express interest regarding our client's similarities to their particular theme.

•	Strategic Planning and Partnering Licensing Agreements and Marketing Promotions
•	Review and rewrite [if necessary] of Company issued press releases
•	Assistance in distribution of company news as appropriate and in concert with milestones and newsworthy events [DOW, BLOOMBERG, REUTERS, ET. AL]
•	Distribute CLIENT news and relevant information to market makers, financial media, selected Internet stock pages/threads and OTC analyst community
•
News Print Dissemination - All newsworthy items and press releases will be delivered to fifty five individuals associated with newspapers, magazines and other printed material. We possess valued relationships with major newspapers, magazines and other forms of printed advantages.   Your newsworthy events or products and services, depending on uniqueness, are provided to these groups.

•	Provide general financial public relations support to CLIENT

RETAIL SUPPORT

•	Facilitate introductions to criteria-specific Broker-Dealers to assist in 'retail' support
•	Facilitate introductions to criteria-specific Market Makers to assist in 'retail' support
•	Facilitate introductions to criteria-specific Investors to assist in 'capital formation'
•	Participate in CLIENT due diligence presentation(s) to Broker-Dealers and Market Makers
•	Feature Company in monthly Internet Chat Webcasts
•	Pre-announce all Webcasts and Video Feature on company to Broker-Dealer, Market-Maker Database and Opt-In database
•	Archiving of Webcasts and interviews to client website
•	Announce interviews on all OTC and Small/Micro Cap News and Message servers [press releases NOT included]
•	Conversion of all Webcasts and Video Features on company and interviews to .wav, .mpg or applicable format

2.2
Advice and Counsel.  CONSULTANT will provide advice and counsel regarding CLIENT's strategic business and financial plans, strategy and negotiations with potential lenders/investors, joint venture, corporate partners and others involving financial and financially-related transactions.

2.3
Introductions to the Investment Community.  CONSULTANT has a familiarity or association with numerous broker/dealers and investment professionals across the country and will enable contact between CLIENT and/or CLIENT's affiliate to facilitate business transactions among them. CONSULTANT shall use its contacts in the brokerage community to assist CLIENT in establishing relationships with private equity capital sources (venture capital, etc.) and securities dealers while providing the most recent information about CLIENT to interested securities dealers on a regular and continuous basis. CONSULTANT understands that this is in keeping with CLIENT's business objectives and plan to market CLIENT's business or project to the investment community.

2.4
CLIENT and/or CLIENT's Affiliate Transaction Due Diligence.   CONSULTANT will participate and assist CLIENT in the due diligence process on all proposed financial transactions affecting CLIENT of which CONSULTANT is notified in writing in advance,  including  conducting investigation  of and providing  advice  on the financial, valuation and stock price implications of the proposed transaction(s).

2.5
Additional Duties.  CLIENT and CONSULTANT shall mutually agree upon any additional duties that CONSULTANT may provide for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2.6
Standard of Performance.  CONSULTANT shall devote such time and efforts to the  affairs  of the CLIENT  as is  reasonably  necessary  to  render  the services contemplated  by  this  Agreement.    CONSULTANT is not responsible for the performance of any services which may be rendered hereunder if the CLIENT fails to provide the requested information in writing prior thereto.    The services of CONSULTANT shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant.   CONSULTANT cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is expressed in satisfying all or part of CLIENT's financial needs, CONSULTANT shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest. CONSULTANT's duty is to introduce and market CLIENT's funding request to appropriate funding sources. CONSULTANT will in no way act as a "broker-dealer" under state securities laws. Because all final decisions pertaining to any particular investment are to be made by CLIENT, CLIENT may be required to communicate directly with potential funding sources.

3.	COMPENSATION TO CONSULTANT. CLIENT will pay for services described herein. The fees shown below shall be payable as follows:

2,000,000 SHARES OF NATIONAL AUTOMATION SERVICES, INC.
RESTRICTED COMMON STOCK

4.	Term. TERM OF AGREEMENT IS THREE MONTHS.

Non Circumvention:  In and for valuable consideration, CLIENT hereby agrees that CONSULTANT may introduce (whether by written, oral, data. or other form of communication)  CLIENT to one or more opportunities, including, without limitation, existing or potential investors, lenders, borrowers, trusts, natural persons, corporations,  limited liability companies,  partnerships, unincorporated  businesses, sole proprietorships and similar entities (an ""Opportunity"" or ""Opportunities""). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers. email addresses and other contact information) introduced hereunder are the property of CONSULTANT, and shall be treated as confidential information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with CONSULTANT in which CONSULTANT is directly and actively involved, and never without CONSULTANT's prior written approval.  CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity! any business relationship, contact any person regarding such Opportunity, either directly or indirectly. or any of its affiliates, or accept anv compensation or advantage in relation to such Opportunity except as directly though CONSULTANT,   without the prior written approval of CONSULTANT.

CONSULTANT is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature.  Without CLIENT’s signed assent to these terms, CONSULTANT would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

Arbitration:  The parties herein agree to arbitrate any dispute pursuant to the guidelines set forth by the American Arbitration Association. NOTE: IF ANY PARTY SHALL INSTITUTUTE ANY  COURT  PROCEEDING  IN AN  EFFORT  TO RESIST  ARBITRATION  AND BE UNSUCCESSFUL  IN RESISTING  ARBITRATION   OR  SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH  LEGAL  PROCEEDING  OR  ITS EFFORTS  TO  ENFORCE  ITS RIGHTS  TO ARBITRATION AS PROVIDED FOR HEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Date: June 30, 2011

CLIENT:

National Automation Services, Inc.

By:	/s/ Robert Chance
Robert Chance, President and CEO

CONSULTANT

By:	/s/ Robert Sullivan
Robert Sullivan, President